UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 3, 2016, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) adopted the Company’s 2016 Executive Retention Plan (the “Plan Document”) and approved a form of Retention Plan Participation Agreement (the “Agreement,” and, together with the Plan Document, the “Plan”).

The Plan provides for the payment of severance benefits by the Company to certain designated employees (each a “Participant”) whose employment is permanently terminated due to an Involuntary Termination (as defined in the Plan).  Upon termination of a Participant’s employment by the Company without “Cause” (as set forth in the Plan) or by the Participant for “Good Reason” (as defined in the Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to one times the Participant’s base salary at such time; notwithstanding the foregoing, if the termination is within one year following a Change in Control (as defined in the Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to two times the Participant’s base salary at such time and any and all unvested stock options, stock grants or other stock based compensation granted to the Participant shall then immediately vest.

The Plan contains customary confidentiality provisions and provides that Participants will be subject to noncompetition and noninterference covenants for a period of one year following the termination of employment. The Plan also contains a mandatory claims procedure if a Participant is denied benefits under the Plan.

Effective November 3, 2016, the Company’s Chief Financial Officer, John Fanelli, III, and its Regional President (Middle East) of its Project Management Group, Mohammed Al Rais, were designated as a Participant under the Plan; no other named executive officer was designated as a Participant under the Plan.

The description of the terms of the Plan set forth herein is qualified in its entirety by the Plan and the Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 3, 2016, the Board amended the Company’s Bylaws to remove provisions with respect to a Lead Independent Director considering the Chairman of the Company is independent.  The foregoing is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.  A marked copy of the Amended Bylaws indicating changes made to the prior Bylaws of the Company is also filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Further, the Board amended its Corporate Governance Guidelines to remove provisions with respect to a Lead Independent Director.  The Corporate Governance Guidelines will be made available in the Corporate Governance section of the Company’s website at www.hillintl.com.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hill International, Inc.
3.2	Amended and Restated Bylaws of Hill International, Inc. (marked copy)
10.1	Hill International, Inc. 2016 Executive Retention Plan
10.2	Form of Hill International, Inc. 2016 Executive Retention Plan Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: November 9, 2016	Title:	Executive Vice President and General Counsel